Exhibit 10.2

GUARANTY

Dated as of August 22, 2012

THE INDEBTEDNESS OF MOTORCAR PARTS OF AMERICA, INC., A NEW YORK CORPORATION (“MPA”), EVIDENCED BY THIS INSTRUMENT IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT REFERENCED BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT, DATED AS OF AUGUST 22, 2012, MADE BY EACH OF THE SUBORDINATED CREDITORS REFERRED TO THEREIN AND MPA IN FAVOR OF CERBERUS BUSINESS FINANCE, LLC, A DELAWARE LIMITED LIABILITY COMPANY (“CBF”), AS COLLATERAL AGENT FOR THE SENIOR SECURED CREDITORS REFERRED TO THEREIN (THE “COLLATERAL AGENT”) (AS THE SAME MAY BE AMENDED, RESTATED, SUPPLEMENTED, RENEWED, EXTENDED, REPLACED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”).

This GUARANTY (as amended, modified, renewed, restated, or replaced from time to time, this “Guaranty”) is made by MPA in favor of Wanxiang America Corporation, a Kentucky corporation (“WAC”).

RECITALS

A.          WAC has agreed to extend credit to Fenwick Automotive Products Limited, a corporation incorporated under the laws of Ontario (“Fenco”), in connection with purchases of automotive parts and components by Fenco from WAC, pursuant to the terms and conditions of that certain Revolving Credit/Strategic Cooperation Agreement, dated as of the date hereof, by and among MPA (solely for purposes of Specified Provisions (as defined therein)), Fenco and WAC (as amended, modified, restated, renewed or replaced from time to time, the “Credit Agreement”).

B.           MPA owns, directly or indirectly, all of the outstanding equity interests in Fenco.

C.           Pursuant to the Credit Agreement, MPA has agreed to guaranty the Obligations (as defined in the Credit Agreement) of Fenco with respect to the Fenco Credit Line (as defined in the Credit Agreement), subject to the terms and conditions hereof.

D.          The financing evidenced by the Credit Agreement is and will continue to be of substantial value and material benefit to MPA.

E.           The execution and delivery of this Guaranty is a condition precedent to the agreement of WAC to enter into the Credit Agreement and the documents and instruments executed and delivered in connection therewith.

F.           Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPA hereby agrees as follows:

Section 1.              Guaranty.

(a)           In consideration of the financial accommodation heretofore, now, or hereafter at any time made or given by WAC to Fenco, MPA hereby guarantees absolutely and unconditionally the prompt payment when due, whether at maturity, by declaration, by demand or otherwise, at any and all times thereafter, and as otherwise set forth herein, of all Obligations of Fenco (such Obligations, to the extent not paid by Fenco, being the “Guaranteed Liabilities”); provided, however, that MPA’s liability with respect to its guaranty of the Obligations hereunder shall be reduced dollar-for-dollar by (i) any amount paid by MPA in respect of the Obligations and (ii) the amount of Sold Obligations sold to MPA upon exercise of the WAC Sale Option pursuant to Section 2(a) hereof, up to a maximum of $8,000,000.00 (the “Reduction”).  This is a guaranty of payment and performance, and not of collection.

(b)           In addition, MPA agrees to pay or reimburse WAC for an amount equal to all reasonable and documented costs and expenses of enforcing and preserving its rights under and with respect to, this Guaranty (including reasonable and documented legal fees and time charges of a single outside counsel to WAC, whether in or out of court, in original or appellate proceedings or in bankruptcy).

(c)           Notwithstanding anything to the contrary contained in this Guaranty but subject to the Reduction, the maximum aggregate liability of MPA under this Guaranty for the payment of money shall not exceed $22,000,000.00 (of which $2,000,000 shall only be for accrued interest and other amounts payable and not for purchases of automotive parts and components), plus any other amounts described under Section 1(b) above (such limitation, the “Limitation”).

(d)           This Guaranty shall remain in full force and effect:

(i)           notwithstanding the fact that from time to time there may be no outstanding Obligations; and

(ii)          until the Guaranteed Liabilities and all other amounts payable pursuant to this Guaranty have been fully paid (other than contingent indemnification obligations as to which no claim has been made), and any obligation of WAC to extend credit to Fenco under the Fenco Credit Line, have terminated (for the avoidance of doubt, this Guaranty shall remain in full force and effect so long as Fenco has any obligations under the Credit Agreement (other than contingent indemnification obligations as to which no claim has been made)).

(e)           Subject to Section 5, this Guaranty shall terminate upon the later of (A) the Termination Date and (B) the payment of all Guaranteed Liabilities (other than contingent indemnification obligations as to which no claim has been made).

Section 2.              WAC Sale Option.

(a)           General.

(i)           Subject to Section 2(b) and Section 2(f) hereof, at any time and from time to time after the earlier to occur of (A) July 1, 2014 and (B) the occurrence of an Event of Default (after giving effect to the grace period applicable to Curable Defaults described in the last paragraph of Section 6.1 of the Credit Agreement), WAC may elect (the “WAC Sale Option”) to sell to MPA, and upon such election, MPA shall purchase from WAC, all or any portion of the Obligations then outstanding in exchange for, at MPA’s option (subject to Section 2(a)(ii) hereof), either (x) a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (excluding any fractional share) as is determined by dividing the dollar amount of Obligations being so sold (the “Sold Obligations”) by the Sold Obligations Sale Price (as defined below) (such shares referred to herein as the “Sold Obligations Shares”), or (y) subject to the Subordination Agreement and the Limitation, cash in an amount equal to 135% of the Sold Obligations; provided, however, that MPA shall have no further obligations under this Section 2 after it has completed the purchase, in one or more transactions, of Sold Obligations in an aggregate amount of $8,000,000.00.  The “Sold Obligations Sale Price” shall initially be $7.75 per share.  If MPA at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Sold Obligations Sale Price in effect immediately prior to such subdivision shall be proportionately reduced, and if MPA at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Sold Obligations Sale Price in effect immediately prior to such combination shall be proportionately increased.

(ii)          MPA may not elect to deliver Sold Obligations Shares pursuant to Section 2(a)(i)(x) unless (A) either a registration statement is available for the immediate resale of such Sold Obligations Shares or such Sold Obligations Shares are otherwise freely tradable under the Securities Act of 1933, as amended (the “Securities Act”), and (B) the Common Stock is then listed on a national securities exchange.  WAC shall not receive, and MPA may not elect to deliver, cash pursuant to Section 2(a)(i)(y) if such cash payment would (i) result in a breach of or default under the Subordination Agreement or (ii) be required to be paid over to the Collateral Agent pursuant to the Subordination Agreement.  If, upon any exercise of the WAC Sale Option, MPA is unable either to (1) deliver Sold Obligations Shares that are freely tradable under the Securities Act on a national securities exchange, or (2) deliver cash for such Sold Obligations in accordance with Section 2(a)(i), then WAC shall have the option to either (x) rescind such exercise of the WAC Sale Option, or (y) subject to the Subordination Agreement and the Limitation, receive the Other Consideration (as defined below) with respect to such exercise of the WAC Sale Option.  If WAC elects to receive the Other Consideration pursuant to the foregoing consideration, subject to the Subordination Agreement and the Limitation, MPA shall deliver the Other Consideration within the time periods set forth in Section 2(c) hereof.  As used herein, “Other Consideration” means Sold Obligations Shares that are restricted as to transfer under the Securities Act and/or not listed on a national securities exchange, plus cash in an amount equal to 35% of such Sold Obligations.

(iii) Notwithstanding anything herein or in the Credit Agreement to the contrary, immediately following MPA’s purchase of Sold Obligations pursuant to exercise of WAC Sale Option as set forth in Section 2(a)(i), such Sold Obligations shall be deemed satisfied and cancelled for all purposes.

(b)           Exercise of WAC Sale Option.  If WAC wishes to exercise the WAC Sale Option, in whole or in part, it shall furnish to MPA a written notice (a “WAC Sale Notice”) notifying MPA of its election to exercise the WAC Sale Option and specifying the amount of Sold Obligations subject to such WAC Sale Notice.  Within ten (10) business days after its receipt of the WAC Sale Notice, MPA shall notify WAC of its election to either issue Sold Obligations Shares or pay cash in exchange for the Sold Obligations specified in such WAC Sale Notice.  If MPA fails to notify WAC of its election during such time period, it shall be deemed to have elected to pay cash in exchange for the Sold Obligations specified in such WAC Sale Notice.  If MPA elects or is deemed to have elected to pay cash in exchange for such Sold Obligations, subject to the Subordination Agreement and the Limitation, it shall make such payment by wire transfer in immediately available funds to a bank account designated by WAC no later than fifteen (15) business days after its receipt of the WAC Sale Notice.  If MPA elects to issue Sold Obligations Shares in exchange for such Sold Obligations, it shall deliver such Sold Obligations Shares in accordance with Section 2(c) hereof.  Notwithstanding anything herein to the contrary, upon delivery of a WAC Sale Notice, neither Fenco nor MPA (on Fenco’s behalf) may repay all or any portion of the Obligations subject to such WAC Sale Notice other than as set forth in Section 2(a).

(c)           Delivery of Sold Obligations Shares.

(i)           Promptly (but in no event later than five (5) business days after notifying WAC of its election to issue Sold Obligations Shares) upon any exercise of the WAC Sale Option, MPA shall issue and deliver to WAC a certificate for the Sold Obligations Shares issuable upon such exercise, which, unless otherwise required by law, shall be free of restrictive legends.  MPA shall, upon request of WAC, use its commercially reasonable efforts to deliver the applicable number of Sold Obligations Shares electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available; provided, however, that MPA may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Sold Obligations Shares electronically through the Depository Trust Corporation.

(ii)          If by the tenth (10th) business day after notifying WAC of its election to issue Sold Obligations Shares upon any exercise of the WAC Sale Option, MPA fails to deliver the required number of Sold Obligations Shares in the manner required pursuant to Section 2(c)(i), then WAC will have the right to rescind such exercise.  If, by the tenth (10th) business day after notifying WAC of its election to issue Sold Obligations Shares upon any exercise of the WAC Sale Option, MPA fails to deliver the required number of Sold Obligations Shares in the manner required pursuant to Section 2(c)(i), and if after such tenth (10th) business day and prior to the receipt of such Sold Obligations Shares, WAC or WAC’s broker purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by WAC of the Sold Obligations Shares which WAC anticipated receiving upon such exercise (a “Buy-In”), then MPA, at the discretion of WAC and subject to the Subordination Agreement and the Limitation, shall pay in cash to WAC the amount by which WAC’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased, exceeds the amount obtained by multiplying (A) the number of Sold Obligations Shares that MPA was required to deliver to WAC in connection with the exercise at issue by (B) the price at which the sell order giving rise to such obligation was executed, at which point MPA’s obligation to deliver such certificate (and to issue the Sold Obligations Shares that MPA was required to deliver to WAC in connection with the exercise at issue) or credit WAC’s balance account with the Depository Trust Corporation shall terminate.  WAC shall provide MPA written notice indicating the amounts payable to WAC in respect of the Buy-In and, upon request of MPA, reasonable evidence of the amount of such loss.

(iii)         If, upon any exercise of the WAC Sale Option, MPA elects to deliver Sold Obligations Shares pursuant to Section 2(a)(i), then MPA’s obligations to issue and deliver Sold Obligations Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by WAC to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by WAC or any other person of any obligation to MPA or any violation or alleged violation of law by WAC or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of MPA to WAC in connection with the issuance of Sold Obligations Shares.  Nothing herein shall limit WAC’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to MPA’s failure to timely deliver certificates representing Sold Obligations Shares upon exercise of the WAC Sale Option (assuming such WAC Sale Option is not settled in cash pursuant to the terms hereof) as required pursuant to the terms hereof.

(iv)         In no event shall WAC be obligated to (i) make any representations or warranties as to the Sold Obligations Shares or the business of MPA with respect to the transactions contemplated by this Section 2 other than the representations and warranties made in the Credit Agreement as of the date hereof and other than with respect to WAC’s organization, good standing and authority, its title to the Sold Obligations Shares, no consents and no conflicts with WAC’s organizational documents and material agreements or (ii) enter into or be bound by any non-solicitation or non-competition covenants that purport to bind WAC or any of its affiliates unless otherwise agreed by WAC.

(d)           Charges, Taxes and Expenses.  Except as set forth in Section 9.1(c) of the Credit Agreement, WAC shall be responsible for all tax liability that may arise as a result of receiving Sold Obligations Shares upon exercise of the WAC Sale Option.

(e)           No Fractional Shares.  No fractional shares of Sold Obligations Shares will be issued in connection with any exercise of the WAC Sale Option pursuant to this Section 2.  In lieu of any fractional shares which would otherwise be issuable, MPA shall pay, subject to the Subordination Agreement and the Limitation, cash equal to the product of such fraction multiplied by the closing price of one Sold Obligations Share as reported by the applicable Trading Market (as defined in the Warrant) on the date of the WAC Sale Notice.

(f)           Limitation on Equity Issuances.  Notwithstanding anything herein or in the Warrant to the contrary:

(i)           in no event shall MPA be obligated to issue more than an aggregate of 1,032,258 Shares (subject to adjustment for any stock split, stock dividend, recapitalization or similar transaction) (the “Maximum Shares”) pursuant to one or more exercises, in one or more transactions, of the Warrant and/or the WAC Sale Option;

(ii)          immediately following issuance of the Maximum Shares pursuant to exercises of the Warrant and/or the WAC Sale Option, (A) the portion of the Warrant not exercised prior thereto shall be and become void and of no value and no further force and effect, and (B) the WAC Sale Option shall be cancelled and of no further force and effect; and

(iii)         upon WAC’s receipt of notice from MPA or the Collateral Agent specifying the type and amount of any payment default, if applicable, (A) of the occurrence and continuance of an Event of Default (as defined in the Financing Agreement, dated as of January 18, 2012, by and among MPA, the lenders from time to time party thereto (the “Lenders”), Cerberus Business Finance, LLC, as the collateral agent for the Lenders, and PNC Bank, National Association, as the administrative agent for the Lenders (as amended, restated, supplemented, renewed, extended, replaced or otherwise modified from time to time, the “Financing Agreement”)) described in Section 9.01(a) of the Financing Agreement, (B) of the occurrence and continuance of an Event of Default (as defined in the Financing Agreement) described in Section 9.01(c)(i) of the Financing Agreement arising as a result of MPA’s failure to perform or comply with the financial covenants in Section 7.03 of the Financing Agreement or (C) that the Senior Secured Creditors (as defined in the Subordination Agreement) have declared all of the Senior Obligations (as defined in the Subordination Agreement) to be due and payable pursuant to Article IX of the Financing Agreement, in each case, WAC may not exercise the Warrant or the WAC Sale Option until (1) in the case of clauses (A) and (B) above, the applicable Event of Default has been cured or waived in writing by the Collateral Agent and (2) in the case of clause (C) above, all of the Senior Obligations (as defined in the Subordination Agreement) have been Paid in Full (as defined in the Subordination Agreement).  Nothing herein or in any other Transaction Document shall preclude WAC, upon receipt of such notice pursuant to clause (A) above, at its sole option, from lending funds to MPA for the sole purpose of permitting MPA to cure such Event of Default, and in such case MPA shall use such funds for the sole purpose of curing such Event of Default.  MPA shall use its commercially reasonable efforts to maintain compliance with the provisions of the Financing Agreement described in clauses (A) and (B) above.

(g)           Restrictions of Resale of the Shares.

(i)           If WAC wishes to sell any Shares acquired pursuant to this Guaranty or the Warrant (other than as set forth in Section 2(g)(iv)), WAC must first offer to MPA the right to purchase all, but not less than all, of the Shares that WAC may propose to sell (the “Transfer Stock”) at the same price and on the same terms and conditions as those offered to the prospective transferee (the “Right of First Refusal”).

(ii)          If WAC proposes to make a transfer of Transfer Stock that triggers MPA’s Right of First Refusal pursuant to Section 2(g)(i) (a “Proposed Transfer”), WAC must deliver a written notice setting forth the terms and conditions of such transfer (a “Proposed Transfer Notice”) to MPA not later than thirty (30) days prior to the consummation of such Proposed Transfer.  Such Proposed Transfer Notice shall contain the material terms and conditions (including price and form of consideration) of the Proposed Transfer and the identity of the prospective transferee.  To exercise its Right of First Refusal under this Section 2(g), MPA must deliver a written notice (the “MPA Notice”) to the selling holder within fifteen (15) days after delivery of the Proposed Transfer Notice.  If MPA fails to deliver the MPA Notice within such fifteen (15)-day period, or if MPA declines to exercise its right to purchase such Transfer Stock on the terms and conditions set forth in the Proposed Transfer Notice, WAC shall be free to sell all, but not less than all, of such Transfer Stock to the prospective transferee on terms and conditions substantially similar to (and in no event more favorable than) the terms and conditions set forth in the Proposed Transfer Notice, it being understood and agreed that such sale shall be consummated within forty-five (45) days after receipt of the Proposed Transfer Notice by MPA and, if such sale is not consummated within such forty-five (45) day period, such sale shall again become subject to the Right of First Refusal on the terms set forth herein.

(iii)         If the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the fair market value of the consideration shall be as determined in good faith by MPA’s Board of Directors and as set forth in the MPA Notice.  If MPA cannot for any reason pay for the Transfer Stock in the same form of non-cash consideration, MPA may, subject to the Subordination Agreement and the Limitation, pay the cash value equivalent thereof, as determined in good faith by MPA’s Board of Directors and as set forth in the MPA Notice.  The closing of the purchase of Transfer Stock by MPA shall take place, and all payments from MPA shall have been delivered to WAC, by the later of (A) the date specified in the Proposed Transfer Notice as the intended date of the Proposed Transfer and (B) forty-five (45) days after delivery of the Proposed Transfer Notice.

(iv)         Notwithstanding the foregoing or anything to the contrary herein, the Right of First Refusal shall not apply to (A) transfers of Shares to any affiliate of WAC, (B) pledges of Shares that create a mere security interest in the pledged Shares, provided that the pledgee thereof agrees in writing in advance to be bound by and comply with all applicable provisions of this Guaranty to the same extent as if it were the holder of Shares making such pledge, (C) transfers to the public pursuant to an effective registration statement under the Securities Act, or (D) transfers pursuant to “brokers’ transactions,” as such term is defined in Rule 144 of the rules and regulations, as amended, of the Securities and Exchange Commission promulgated pursuant to the Securities Act (“Rule 144”); provided that in the case of clauses (A) or (B), WAC shall deliver prior written notice to MPA of such pledge or transfer and such shares of Transfer Stock shall at all times remain subject to the terms and restrictions set forth in this Guaranty and such transferee shall, as a condition to such transfer, deliver a counterpart signature page to this Guaranty as confirmation that such transferee shall be bound by all the terms and conditions of this Guaranty as a holder of Shares (but only with respect to the securities so transferred to the transferee), including the obligations of WAC with respect to Proposed Transfers of such Transfer Stock pursuant to this Section 2(g).  Notwithstanding the foregoing or anything to the contrary herein, WAC shall have no obligation to comply with any provision of this Section 2(g) to the extent that payment by MPA to WAC for such Transfer Stock is not permitted under the Subordination Agreement at the time of such Proposed Transfer.

Section 3.              Unpaid Interest Sale Option.

(a)           General.

(i)           Subject to Section 3(b) and Section 3(f) hereof, at any time and from time to time during which any interest payment due under the Credit Agreement has not been made within ninety (90) days following the Due Date for the purchases giving rise to such interest payment, WAC may elect to sell to MPA (the “Unpaid Interest Sale Option”), and upon such election, MPA shall purchase from WAC all or any portion of the interest then due but accrued and unpaid under the Fenco Credit Line (the “Unpaid Interest”) in exchange for a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (excluding any fractional share) as is determined by dividing the dollar amount of Unpaid Interest being so sold by the Unpaid Interest Sale Price (as defined below) (such shares referred to herein as the “Unpaid Interest Shares”).  The “Unpaid Interest Sale Price” shall initially be the lower of (A) $7.75 per share (the “Fixed Price”) and (B) 105% of the Market Value (as defined below).  If MPA at any time subdivides (by any stock split, stock dividend or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Price in effect immediately prior to such subdivision shall be proportionately reduced, and if MPA at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Price in effect immediately prior to such combination shall be proportionately increased.  “Market Value” shall mean the volume-weighted average, for the fifteen (15) consecutive trading days immediately preceding the day that WAC elects to exercise the Unpaid Interest Sale Option, of the last sale price for the Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if the Common Stock is not listed or admitted to trading on the Nasdaq Global Market, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price on the principal automated quotation system that may then be in use or, if the Common Stock is not quoted on any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by MPA’s Board of Directors or, in the event that no trading price is available for the Common Stock, the fair market value of the Common Stock as determined in good faith by MPA’s Board of Directors.

(ii)          MPA shall use commercially reasonable efforts to deliver Unpaid Interest Shares that are freely tradable under the Securities Act and listed on a national securities exchange upon any exercise of the Unpaid Interest Sale Option.  If, upon any exercise of the Unpaid Interest Sale Option, MPA is unable to deliver Unpaid Interest Shares that are freely tradable under the Securities Act on a national securities exchange, WAC may rescind such exercise of the Unpaid Interest Sale Option.

(iii)         Notwithstanding anything herein or in the Credit Agreement to the contrary, immediately following MPA’s purchase of Unpaid Interest pursuant to exercise of Unpaid Interest Sale Option as set forth in Section 3(a), WAC shall have no further claim against Fenco or MPA for such Unpaid Interest.

(b)           Exercise of Unpaid Interest Sale Option.  If WAC wishes to exercise the Unpaid Interest Sale Option, in whole or in part, it shall furnish to MPA a written notice (an “Unpaid Interest Sale Notice”) notifying MPA of its election to exercise the Unpaid Interest Sale Option and specifying the amount of Unpaid Interest subject to such Unpaid Interest Sale Notice.  MPA shall notify WAC within ten (10) business days after its receipt or delivery of the Unpaid Interest Sale Notice if MPA is unable to deliver Unpaid Interest Shares that are freely tradable under the Securities Act and listed on a national securities exchange upon such exercise of the Unpaid Interest Sale Option, following which WAC may elect either (i) to accept such restricted Unpaid Interest Shares or (ii) to rescind such Unpaid Interest Sale Notice.  If MPA is able to deliver Unpaid Interest Shares that are freely tradable under the Securities Act and listed on a national securities exchange upon such exercise of the Unpaid Interest Sale Option, it shall deliver such Unpaid Interest Shares in accordance with Section 3(c) hereof.  Notwithstanding anything herein to the contrary, upon delivery of an Unpaid Interest Sale Notice, neither Fenco nor MPA (on Fenco’s behalf) may repay all or any portion of the Unpaid Interest subject to such Unpaid Interest Sale Notice other than as set forth in Section 3(a) or until WAC rescinds such Unpaid Interest Sale Notice.

(c)           Delivery of Unpaid Interest Shares.

(i)           Promptly (but in no event later than fifteen (15) business days after MPA’s receipt of an Unpaid Interest Sale Notice from WAC), MPA shall issue and deliver to WAC a certificate for the Unpaid Interest Shares issuable upon such exercise, which, unless otherwise required by law, shall be free of restrictive legends.  MPA shall, upon request of WAC, use its commercially reasonable efforts to deliver the applicable number of Unpaid Interest Shares electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available; provided, however, that MPA may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Unpaid Interest Shares electronically through the Depository Trust Corporation.

(ii)          If MPA fails to deliver the required number of Unpaid Interest Shares upon any exercise of the Unpaid Interest Sale Option in the manner required pursuant to Section 3(c)(i), then WAC will have the right to rescind such exercise.  If MPA fails to deliver the required number of Unpaid Interest Shares upon any exercise of the Unpaid Interest Sale Option in the manner required pursuant to Section 3(c)(i), and if prior to the receipt of such Unpaid Interest Shares, WAC or WAC’s broker purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by WAC of the Unpaid Interest Shares which WAC anticipated receiving upon such exercise (an “Unpaid Interest Share Buy-In”), then MPA, at the discretion of WAC and subject to the Subordination Agreement and the Limitation, shall pay in cash to WAC the amount by which WAC’s total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased, exceeds the amount obtained by multiplying (A) the number of Unpaid Interest Shares that MPA was required to deliver to WAC in connection with the exercise at issue by (B) the price at which the sell order giving rise to such obligation was executed, at which point MPA’s obligation to deliver such certificate (and to issue the Unpaid Interest Shares that MPA was required to deliver to WAC in connection with the exercise at issue) or credit WAC’s balance account with the Depository Trust Corporation shall terminate.  WAC shall provide MPA written notice indicating the amounts payable to WAC in respect of the Unpaid Interest Share Buy-In and, upon request of MPA, reasonable evidence of the amount of such loss.

(iii)         Upon any exercise of the Unpaid Interest Sale Option that is not subsequently rescinded by WAC, MPA’s obligations to issue and deliver Unpaid Interest Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by WAC to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by WAC or any other person of any obligation to MPA or any violation or alleged violation of law by WAC or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of MPA to WAC in connection with the issuance of Unpaid Interest Shares.  Nothing herein shall limit WAC’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to MPA’s failure to timely deliver certificates representing Unpaid Interest Shares upon exercise of the Unpaid Interest Sale Option (assuming such Unpaid Interest Sale Option is not rescinded pursuant to the terms hereof) as required pursuant to the terms hereof.

(iv)         In no event shall WAC be obligated to (i) make any representations or warranties as to the Unpaid Interest Shares or the business of MPA with respect to the transactions contemplated by this Section 3 other than the representations and warranties made in the Credit Agreement as of the date hereof and other than with respect to WAC’s organization, good standing and authority, its title to the Unpaid Interest Shares, no consents and no conflicts with WAC’s organizational documents and material agreements or (ii) enter into or be bound by any non-solicitation or non-competition covenants that purport to bind WAC or any of its affiliates unless otherwise agreed by WAC.

(d)           Charges, Taxes and Expenses.  Except as set forth in Section 9.1(d) of the Credit Agreement, WAC shall be responsible for all tax liability that may arise as a result of receiving Unpaid Interest Shares upon exercise of the Unpaid Interest Sale Option.

(e)           No Fractional Shares.  No fractional shares of Unpaid Interest Shares will be issued in connection with any exercise of the Unpaid Interest Sale Option pursuant to this Section 3.  In lieu of any fractional shares which would otherwise be issuable, MPA shall pay, subject to the Subordination Agreement and the Limitation, cash equal to the product of such fraction multiplied by the closing price of one Unpaid Interest Share as reported by the applicable Trading Market (as defined in the Warrant) on the date of the Unpaid Interest Sale Notice.

(f)            Limitation on Issuances of Unpaid Interest Shares.  Notwithstanding anything herein to the contrary:

(i)           in no event shall MPA be obligated to issue more than an aggregate of 1,572,342 Shares (subject to adjustment for any stock split, stock dividend, recapitalization or similar transaction) (the “Maximum Unpaid Interest Shares”) pursuant to one or more exercises, in one or more transactions, of the Unpaid Interest Sale Option;

(ii)          immediately following issuance of the Maximum Unpaid Interest Shares pursuant to one or more exercises of the Unpaid Interest Sale Option, the Unpaid Interest Sale Option shall be cancelled and of no further force and effect; and

(iii)         upon WAC’s receipt of notice from MPA or the Collateral Agent specifying the type and amount of any payment default, if applicable, (A) of the occurrence and continuance of an Event of Default (as defined in the Financing Agreement) described in Section 9.01(a) of the Financing Agreement, (B) of the occurrence and continuance of an Event of Default (as defined in the Financing Agreement) described in Section 9.01(c)(i) of the Financing Agreement arising as a result of MPA’s failure to perform or comply with the financial covenants in Section 7.03 of the Financing Agreement or (C) that the Senior Secured Creditors (as defined in the Subordination Agreement) have declared all of the Senior Obligations (as defined in the Subordination Agreement) to be due and payable pursuant to Article IX of the Financing Agreement, in each case, WAC may not exercise the Unpaid Interest Sale Option until (1) in the case of clauses (A) and (B) above, the applicable Event of Default has been cured or waived in writing by the Collateral Agent and (2) in the case of clause (C) above, all of the Senior Obligations (as defined in the Subordination Agreement) have been Paid in Full (as defined in the Subordination Agreement).  Nothing herein or in any other Transaction Document shall preclude WAC, upon receipt of such notice pursuant to clause (A) above, at its sole option, from lending funds to MPA for the sole purpose of permitting MPA to cure such Event of Default, and in such case MPA shall use such funds for the sole purpose of curing such Event of Default.  MPA shall use its commercially reasonable efforts to maintain compliance with the provisions of the Financing Agreement described in clauses (A) and (B) above.

(g)           Restrictions of Resale of Unpaid Interest Shares.  The provisions of Section 2(g) hereof shall also apply to any proposed transfers of Unpaid Interest Shares acquired by WAC pursuant to the terms hereof.

(h)           Restrictions on Short Selling and Manipulation.  So long as the Unpaid Interest Sale Option is outstanding, WAC shall not engage in any short selling of shares of Common Stock or engage in any other transactions with the purpose or intent of affecting the price of the Common Stock.

Section 4.              Payment Requirement.  Subject to the Subordination Agreement and the Limitation, if (a) an Event of Default (other than under Section 6.1(g) of the Credit Agreement) has occurred (after giving effect to the grace period applicable to Curable Defaults described in the last paragraph of Section 6.1 of the Credit Agreement, if applicable), MPA agrees to pay to WAC, within three (3) business days upon WAC’s demand therefor, the full amount of the Guaranteed Liabilities, or (b) an Event of Default of the type described in Section 6.1(g) of the Credit Agreement has occurred (after termination of the grace period applicable to Curable Defaults described in the last paragraph of Section 6.1 of the Credit Agreement, if applicable), the full amount of the Guaranteed Liabilities shall be immediately and automatically due and payable without action of any kind on the part of WAC.

Section 5.               Reinstatement.  This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment of the Guaranteed Liabilities or any other payment made by MPA hereunder, or any part thereof, is rescinded or must otherwise be returned by WAC upon the insolvency, bankruptcy, or reorganization of MPA or Fenco, or otherwise, all as though such payment to WAC had not been made.

Section 6.              Obligations Unconditional; Waiver of Defenses.  No fact or circumstance whatsoever that might at law or equity constitute a discharge or release of, or defense to the obligations of, a guarantor or surety shall limit or affect any obligations of MPA under this Guaranty or any document or instrument executed in connection herewith. Without limiting the generality of the foregoing:

(a)           WAC may at any time and from time to time, without notice to MPA, take any or all of the following actions without affecting or impairing in any manner the validity or effect of this Guaranty or any of the other Transaction Documents, or the liability or obligations of MPA under any of the foregoing:

(i)           alter, compromise, accelerate, renew, amend the terms, or extend time of payment of the Obligations;

(ii)          accept, substitute, release or surrender any security for the Obligations;

(iii)         accept, release, or substitute other guarantors;

(iv)         accept, release, subordinate, or exchange any new or additional promissory notes; and

(v)          release any person primarily or secondarily liable on the Obligations (including, without limitation, Fenco, any endorser, and any other guarantor).

(b)           No delay in enforcing payment of the Guaranteed Liabilities or any other amounts required to be paid by MPA hereunder, nor any amendment, waiver, change, or modification of any terms of any instrument that evidences or is given in connection with the Obligations, shall release MPA from any obligation hereunder.  The obligations of MPA under this Guaranty are and shall be primary, continuing, unconditional and absolute (notwithstanding that at any time or from time to time all of the obligations guaranteed may have been paid in full), irrespective of the value, genuineness, regularity, validity or enforceability of any documents or instruments respecting or evidencing the Obligations.  In order to hold MPA liable hereunder, there shall be no obligation on the part of WAC, at any time, to resort for payment to Fenco or any other guaranty or to any security for the Obligations or this Guaranty.  WAC shall have the right to enforce this Guaranty irrespective of whether other proceedings or steps are being taken against any property securing the Guaranteed Liabilities or any other party primarily or secondarily liable on any of the Obligations.

(c)           MPA waives presentment, protest, demand, notice of dishonor or default, notice of acceptance of this Guaranty, notice of any loans made, extensions granted or other action taken in reliance hereon, and all demands and notices of any kind in connection with this Guaranty or the Obligations.  Additionally, MPA hereby waives and agrees not to assert or take advantage of:  (i) any right to require WAC first to institute any action, suit, or proceeding or to join Fenco or any other person in any such action, suit, or proceeding, or otherwise to exhaust its recourse or pursue any other right or remedy against Fenco or any security or collateral held by WAC at any time, before being entitled to payment from MPA of the Guaranteed Liabilities (or any portion thereof) or any other amounts required to be paid by MPA hereunder; (ii) the defense of the statute of limitations in any action hereunder or for the collection of any Guaranteed Liabilities or any other amounts required to be paid by MPA hereunder; (iii) any defense that may arise by reason of:  (A) the incapacity, lack of authority, dissolution, or liquidation of Fenco, MPA, or any other person; or (B) the revocation or repudiation hereof or any other document, agreement, or instrument by MPA, Fenco, or any other person; (iv) any right against Fenco (or Fenco’s estate) in the event Fenco becomes bankrupt or becomes the subject of any case or proceeding under the bankruptcy laws of the United States of America; (v) any right or claim to subrogation, indemnification, reimbursement, contribution, or payment for, or with respect to, any and all amounts MPA may pay or be obligated to pay WAC, including, without limitation, the Guaranteed Liabilities or any other amounts required to be paid by MPA hereunder; (vi) any defense based upon any taking, modification, or release of, any collateral or guarantees for any indebtedness of Fenco to WAC, or any failure to obtain, perfect, or maintain any security interest in, or the taking of or failure to take any other action with respect to, any collateral securing payment of the Guaranteed Liabilities or any other amounts required to be paid by MPA hereunder; or (vii) any rights or defenses based upon an offset or counterclaim by MPA against any obligation now or hereafter owed to MPA by Fenco.

Section 7.              Waiver of Subrogation.  So long as this Guaranty remains in effect or any Obligations are outstanding, MPA waives any claim or other right that MPA might now have or hereafter acquire against Fenco or any other person primarily or contingently liable on the Obligations (including without limitation any maker, endorser or guarantor) or that arises from the existence or performance of MPA’s obligations under this Guaranty, including without limitation any right of subrogation, reimbursement, exoneration, contribution or indemnification, or any right of participation in any claim or remedy of WAC against Fenco or any security for the Obligations which WAC now has or hereafter acquires, however arising.

Section 8.              Application of Funds.  Any and all payments upon the Obligations made by Fenco, by MPA, or by any other person, and the proceeds of any and all security for any of the Obligations, may be applied by WAC upon such of the items of the Obligations, and in such order as it may determine pursuant to the terms of the Credit Agreement.

Section 9.              Covenants.  So long as this Guaranty remains in effect, MPA agrees that it shall comply with the following covenants, unless WAC consents otherwise in writing:

(a)           MPA shall furnish to WAC:

(i)           promptly upon learning of the occurrence of any of the following, written notice describing the same and the steps being taken by MPA or Fenco in respect thereof: (A) the occurrence of an Event of Default; and (B) the institution of, or any adverse determination in, any litigation, arbitration or governmental proceeding which is material to MPA; and

(ii)          from time to time such other information, financial or otherwise, concerning such MPA, as WAC may reasonably request.

(b)           MPA shall permit WAC and its agents at any time during normal business hours upon reasonable prior notice to inspect its properties, rights, and assets, and to inspect and audit and make copies of its books and records, subject to the entry by WAC into a reasonable and customary confidentiality agreement, provided that unless an Event of Default has occurred and is continuing, such inspections and audits shall be limited to three (3) times for any fiscal year.

Section 10.             Notices.  Any notice which any party hereto may be required or may desire to give hereunder shall be governed by the notice provisions of the Credit Agreement.

Section 11.             Arbitration and Equitable Relief.

(a)           Disputes.  Except as provided in Section 11(c) below, MPA agrees that any dispute, claim or controversy arising out of or relating to this Guaranty, or the breach, termination, enforcement, interpretation or validity hereof, including the determination of the scope or applicability of this Guaranty to arbitrate, shall be determined by arbitration in New York, New York, before one arbitrator. The arbitration shall be administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures and in accordance with the Expedited Procedures in those Rules.  Judgment on the award may be entered in any court having jurisdiction. This clause shall not preclude parties from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

(b)           Governing Law; Consent to Personal Jurisdiction.  The arbitrator shall apply the State of New York law to the merits of any dispute or claim, without reference to conflicts of law rules.  MPA hereby consents to the personal jurisdiction of the state and federal courts located in New York, New York for any action or proceeding arising from or relating to this Guaranty or relating to any arbitration in which the parties are participants.

(c)           Equitable Relief.  MPA acknowledges and agrees that irreparable damage would occur in the event that any of the provisions of this Guaranty were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that MPA and WAC may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Section 11 and without abridgment of the powers of the arbitrator.

(d)           Acknowledgment.  MPA AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS GUARANTY, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION HEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 11(c), AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF MPA’S RIGHT TO A JURY TRIAL.

Section 12.             Termination of Letter Agreement.  The letter agreement dated as of May 23, 2012 by and among MPA, WAC and Fenco shall automatically terminate and be of no force and effect upon execution of the Credit Agreement.

Section 13.            Miscellaneous.  Unless the context requires otherwise, wherever used herein the singular shall include the plural and vice versa, and the use of one gender shall also denote the other.  Captions herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.  References herein to sections or provisions without reference to the document in which they are contained are references to this Guaranty.  This Guaranty shall bind MPA and its successors and assigns, and shall inure to the benefit of WAC and its successors and permitted assigns, except that MPA may not transfer or assign any of its rights or interest hereunder without the prior written consent of WAC.  No failure to exercise, and no delay in exercising, on the part of WAC of any right, power or privilege hereunder or any document, agreement, or instrument executed in connection herewith shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies of WAC herein provided are cumulative and not exclusive of any rights or remedies provided hereunder, by law, or in equity.

(signature page follows)

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

MOTORCAR PARTS OF AMERICA, INC.
		By:	/s/ Selwyn Joffe

		Name:	Selwyn Joffe

		Title:	Chairman, President and CEO

Acknowledged and agreed (for purposes of Section 2 and 3 hereof): WANXIANG AMERICA CORPORATION
By:	/s/ Pin Ni

Name:	Pin Ni

Title:	President

Signature Page to Guaranty